MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

901 NEW YORK AVENUE, N.W.                             1900 SOUTH ATHERTON STREET
SUITE 210 EAST                                                         SUITE 101
WASHINGTON, D.C.  20001                                 STATE COLLEGE, PA  16801
(202) 434-4660                                                    (814) 272-3502
FACSIMILE: (202) 434-4661                             FACSIMILE:  (814) 272-3514



March 22, 2007

SE Financial Corp.
1901-03 East Passyunk Avenue
Philadelphia, Pennsylvania 19148


     RE:    Registration Statement on Form S-8:
            ----------------------------------
            SE Financial Corp. 2006 Stock Option Plan
            St. Edmond's Federal Savings Bank 2006 Restricted Stock Plan

Ladies and Gentlemen:

         We have acted as special counsel to SE Financial Corp., a Pennsylvania corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 320,092 shares of common stock, par value $.10 per share (the "Common Stock") of the Company which may be issued (i) upon the exercise of options for 228,637 shares of Common Stock granted under the SE Financial Corp. 2006 Stock Option Plan, and (ii) upon the award of 91,455 shares of Common Stock under the St. Edmond's Federal Savings Bank 2006 Restricted Stock Plan (collectively, the "Plans"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the stock awards granted under and in accordance with the terms of the Plans will be validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.


                                                   Sincerely,


                                                   /s/Malizia Spidi & Fisch, PC
                                                   -----------------------------
                                                   Malizia Spidi & Fisch, PC